Exhibit 99.6

UNCONSOLIDATED FINANCIAL STATEMENTS 30 April 2009

These unconsolidated financial statements are for the information of the shareholders of creInvest AG only and do not constitute a solicitation for the purchase or sale of any investments mentioned therein.

The non traditional investment funds and other investments mentioned in these unconsolidated financial statements are not authorised by the Swiss Financial Market Supervisory Authority FINMA to be publicly marketed or distributed in Switzerland.

The past performance of an investment is not indicative of future performance. The value of investments and the income derived from them may fall as well as rise and investors may not get back the amount invested.

creINVEST AG UNCONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD ENDED 30 APRIL 2009

Unconsolidated balance sheet	Notes	30 Apr 2009	31 Dec 2008
(in Swiss francs)
Assets
Current assets
Cash at banks		58,609,003	56,694,318
Own shares	1.2	0	3,755,295
Own shares for cancellation	1.2	0	63,313,796
Other receivables - third parties		10,482	10,482
Accrued income		668,667	2,000
		59,288,152	123,775,891
Non-current assets
Tangible fixed assets		31,226	34,065
Investments	1.1	23,550,782	23,550,782
		23,582,008	23,584,847
Total assets		82,870,160	147,360,738

Liabilities and shareholders’ equity
Current liabilities
Other short term liabilities		336,605	396,707
Tax accrual		243,447	4,533
		580,052	401,240
Shareholders’ equity
Share capital, net of treasury shares	1.2	1,042,750	150,400
Legal reserves		323,360	323,360
Other reserves		77,962,813	20,674,833
Reserves for own shares	1.2	0	3,758,671
Retained earnings		52,235	400,857
Earnings for the period		2,908,950	121,651,378
		82,290,108	146,959,498
Total liabilities and shareholders’ equity		82,870,160	147,360,738

The accompanying notes on the following pages are an integral part of these unconsolidated financial statements.

Unconsolidated statement of income for the period ended	Notes	30 Apr 2009	31 Dec 2008
(in Swiss francs)
Operating income
Dividend income		0	124,752,000
Interest income		0	29,686
Exchange differences		3,854,481	(473,443)
Other income		0	17,000
		3,854,481	124,325,243
Operating expenses
Board of Directors’ fee including social security	4	14,770	44,311
Staff costs		68,897	207,307
Depreciation of own shares		0	1,617,734
Other expenses		619,344	817,635
		703,011	2,686,987

Income before taxes		3,151,470	121,638,256
Taxes		(242,520)	13,122
Net income for the period		2,908,950	121,651,378

The accompanying notes on the following pages are an integral part of these unconsolidated financial statements.

UNCONSOLIDATED FINANCIAL STATEMENTS

creINVEST AG UNCONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD ENDED 30 APRIL 2009

1. Notes in accordance with Article 663b of the Swiss Code of Obligations

1.1 Investment

		30 Apr 2009	31 Dec 2008
creInvest (Cayman) Ltd., Cayman, investment company,	Interest in capital	100%	100%
valued at cost	Capital in Swiss francs	23,550,782	23,550,782
	Capital in US dollars*	14,059,328	14,059,328

*rates of exchange are corresponding to the transaction rates

1.2 Own shares held by creInvest AG, Zug

	30 Apr 2009	31 Dec 2008
	number of shares	number of shares
Balance at 1 January	267,000	44,032
Cancellation	(267,000)	(44,000)
Purchases	0	266,968
Balance at end of reporting period	0	267,000

2. Assessment of Risk

Financial risk assessment and management of creInvest AG is an integral part of the creInvest Group-wide enterprise risk management. The principles of the risk management policy are defined by the Board of Directors. The executive board is responsible for the details and implementation. Risks are identified, assessed, managed and monitored on a regular basis and based on a structured process. As many core services are outsourced to other reputable firms, which are regulated and subject to the same stringent regulations, the focus of monitoring the service partners primarily lies on ensuring that the contractual obligations are met and the service quality remains on an impeccable level. The major financial risks identified for the Group are market risk/risk of concentration, valuation and counterparty risks. The major operational risk is the outsourcing of core services. These risks are reassessed by the Board of Directors on a yearly basis.

3. Significant shareholders

The shareholders listed below disclosed new holdings since 1 January 2008. For the sake of complete information, we also list the shareholders that own in excess of 3% of the share capital and have previously disclosed their holdings.

Shareholder	Address/details	Date of publication (Swiss Official Gazette of Commerce)	Holding

Julius Baer Group	Shares held by Bank Julius Baer & Co. Ltd.	7 May 2009	38.61%
	and GAM Holding AG, Zurich, Switzerland	16 January 2009	20.04%

Pensionskasse SBB	Berne, Switzerland	13 October 2003	5.43%

creInvest AG	Zug, Switzerland	6 May 2009	<3%

UNCONSOLIDATED FINANCIAL STATEMENTS

creINVEST AG UNCONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD ENDED 30 APRIL 2009

4. Compensation for related parties

(in Swiss francs)

The members of the Board of Directors not associated with the GAM or JB group receive a fixed compensation which is determined once by the full Board of Directors. In accordance to the Organisational and Management Regulations of the Company, the Chairperson defines the compensation for the Management that consists of a fixed salary. Neither for the members of the Board of Directors nor the Management are participation programmes or any other form of variable compensation in place.

Board of Directors(1)	Compensation fixed	Social Security	Compensation total
Andrew Hanges (President)	0	0	0
Frank Schneider (Vice-President)	0	0	0
Roman Aschwanden (Delegate and CEO)	0	0	0
Gérard Bagnoud (Member)*	7,173	0	7,173
Peter Fletcher (Member)	6,667	930	7,597
Total Compensation Jan to Apr 2009	13,840	930	14,770

*Compensation including VAT 7.6%

Management	Compensation fixed	Social Security	Compensation total
Roman Aschwanden	40,000	3,110	43,110
Total Compensation Jan to Apr 2009	40,000	3,110	43,110

(1) accrued only

Board of Directors	Compensation fixed	Social Security	Compensation total
Andrew Hanges (President)	0	0	0
Frank Schneider (Vice-President)	0	0	0
Roman Aschwanden (Delegate and CEO)	0	0	0
Gérard Bagnoud (Member)*	21,520	0	21,520
Peter Fletcher (Member)	20,000	2,791	22,791
Total Compensation Year 2008	41,520	2,791	44,311

*Compensation including VAT 7.6%

Management	Compensation fixed	Social Security	Compensation total
Roman Aschwanden	120,000	9,332	129,332
Total Compensation Year 2008	120,000	9,332	129,332

5. Share ownership

At the time of disclosure deadline, the following shareholdings in bearer shares of the Company applied:

		Shares
Board of Directors		30 Apr 2009	31 Dec 2008
Andrew Hanges	President	1	1
Frank Schneider	Vice-President	1	1
Roman Aschwanden	Delegate and CEO	1	1
Gérard Bagnoud	Member	301	301
Peter Fletcher	Member	1	1

UNCONSOLIDATED FINANCIAL STATEMENTS

REPORT OF THE STATUTORY AUDITORS

PricewaterhouseCoopers AG
Grafenauweg 8
Postfach 4763
6304 Zug
Switzerland
Phone +41 58 792 68 00
Fax +41 58 792 68 10
www.pwc.ch

Report of the auditor

to the Board of Directors of

creInvest AG

Zug

Report of the statutory auditors on the financial statements

On your instructions, we have audited the financial statements of creInvest AG, which comprise the balance sheet, statement of income and notes for the period ended 30 April 2009.

Board of Directors’ Responsibility

The Board of Directors is responsible for the preparation of the financial statements in accordance with the requirements of Swiss law. This responsibility includes designing, implementing and maintaining an internal control system relevant to the preparation of financial statements that are free from material misstatement, whether due to fraud or error. The Board of Directors is further responsible for selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with Swiss Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers the internal control system relevant to the entity’s preparation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control system. An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of accounting estimates made, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

UNCONSOLIDATED FINANCIAL STATEMENTS

Opinion

In our opinion, the financial statements for the period ended 30 April 2009. comply with Swiss law.

PricewaterhouseCoopers AG

Markus Schmid	Adrian Keller
Audit expert	Audit expert
Auditor in charge

Zug, 15 May 2009

UNCONSOLIDATED FINANCIAL STATEMENTS

creInvest AG

Neugasse 4
6301 Zug
Switzerland

Telephone +41 (0)41 710 00 68
Fax +41 (0)41 711 60 46
info@creinvest.ch

www.creinvest.ch

Swiss security number:	V 442.297

ISIN:	CH0004422975

SWX:	CRE

Reuters RIC:	CREu.S
Reuters contributor’s page:	CRE01

Bloomberg:	CRE SW
Bloomberg contributor’s page:	CREI

GL Trade (formerly Infotec):	CRE-USD.S
GL Trade contributor’s page:	CRE01.JB

Thomson:	CRE-EB

Telekurs:	4422975
Telekurs contributor’s page:	85, CRE01

Datastream:	S:CREU